UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $.01 par value	WSTG	The NASDAQ Global Market

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President, Chief Executive Officer and member of the Board of Directors

On May 24, 2019 (the “Separation Date”), Steve DeWindt resigned as President, Chief Executive Officer and member of the Board of Directors (the “Board”) of Wayside Technology Group, Inc. (the “Company”), effective June 6, 2019, for personal health reasons. As a result, he will not stand for re-election as a Director at the Company’s 2019 Annual Meeting of Stockholders.

On May 24, 2019, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. DeWindt. The Separation Agreement supersedes and replaces the Employment Agreement, dated October 5, 2018, between Mr. DeWindt and the Company. In addition to other compensation and benefits set forth in the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, Mr. DeWindt is entitled to receive (a) a one-time cash payment of $100,000, payable in six equal monthly installments in accordance with the Company’s regularly-scheduled payroll practices, commencing June 15, 2019; and (b) Mr. DeWindt and his spouse (and his dependents, to the extent that they were participants in the Company’s health plan or program as of May 24, 2019) will be permitted to continue participation in the Company’s health plan until the earliest of: (i) Mr. DeWindt’s 65th birthday on April 9, 2020; and (ii) the date on which Mr. DeWindt becomes eligible for Medicare.

The description of the Separation Agreement set forth herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Appointment of Interim President and Chief Executive Officer

In connection with Mr. DeWindt’s resignation effective June 6, 2019, the Board appointed Michael Vesey, the Company’s current Vice President and Chief Financial Officer, as the Company’s Interim President and Chief Executive Officer. Mr. Vesey has served as the Company’s Vice President and Chief Financial Officer since October 2016.

Item 8.01     Other Events.

On May 31, 2019, the Company issued a press release announcing the resignation of Mr. DeWindt as President, Chief Executive Officer and member of the Board, and the appointment of Mr. Vesey as Interim President and Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits:

10.1      Separation Agreement, dated May 24, 2019, between Wayside Technology Group, Inc. and Steve DeWindt.

99.1      Press release of Wayside Technology Group, Inc., dated May 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayside Technology Group, Inc.

Date: May 31, 2019	By:	/s/ Michael Vesey
Michael Vesey, Vice President and
Chief Financial Officer